Exhibit 99.1	Earnings News Release Dated September 8, 2005
News from UTi
Contacts:

Lawrence R. Samuels	Cecilia Wilkinson/Angie Yang
Senior Vice President, Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
310.604.3311	investor@pondel.com
UTi WORLDWIDE POSTS 38% INCREASE IN NET INCOME ON 28% GROWTH IN NET REVENUES
FOR FISCAL 2006 SECOND QUARTER
— NextLeap Initiatives Continue to Move UTi toward its Goal of Global Integrated Logistics —
Rancho Dominguez, California – September 8, 2005 – UTi Worldwide Inc. (NASDAQ NM:UTIW) today reported record levels of quarterly gross and net revenues, operating income, net income and earnings per share for the three months ended July 31, 2005.
Gross revenues increased 27 percent to $686.2 million for the second quarter of fiscal 2006 from $540.4 million in the corresponding prior-year period. Net revenues for the 2006 second fiscal quarter increased 28 percent to $238.3 million from $186.5 million in the fiscal 2005 second quarter. The increases in gross and net revenues were driven principally by strong levels of organic growth across all regions and service lines.
Operating income for the second quarter of fiscal 2006 increased 43 percent to $33.6 million from $23.5 million in the comparable prior-year period. Operating income as a percentage of net revenues continued to show improvement, reaching 14.1 percent in the fiscal 2006 second quarter, compared with 12.6 percent in the prior-year second quarter.
Net income for the fiscal 2006 second quarter grew 38 percent to $22.3 million, or $0.69 per diluted share, compared with $16.2 million, or $0.51 per diluted share, for the prior-year second quarter.
“We continue to see positive market reception to NextLeap’s goal of global integrated logistics, particularly as evidenced by the greater than 50 percent growth in our contract logistics net revenue in the current quarter, compared with the second quarter a year ago,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “In addition, the improvement in operating performance in our freight forwarding services during the 2006 second quarter reflects the benefits of increased network density through our global platform as we handled more shipments for new and existing customers.
“As we move toward the final stages of our NextLeap journey, which began in February 2002, we believe we are on track to complete the transformation of UTi into a company capable of providing a total outsourced solution in global integrated logistics. We have now begun the process of developing our next long-term plan, which will seek to capitalize on the foundation that NextLeap has created in order to deliver even greater competitive advantage and value to each of our customer’s supply chain,” MacFarlane said.
Airfreight forwarding net revenues grew 18 percent in the fiscal 2006 second quarter over the prior-year second quarter. Ocean freight volumes also grew during the 2006 second quarter, delivering an

Exhibit 99.1	Earnings News Release Dated September 8, 2005
increase of 17 percent in ocean freight forwarding net revenues during the second quarter of fiscal 2006, compared with the fiscal 2005 second quarter. Contract logistics net revenues improved 53 percent during the fiscal 2006 second quarter compared with the prior-year period, driven by new customers and the contribution from Canada-based Unigistix, Inc., which UTi acquired in October 2004. As fuel prices and surcharges continue to rise and are passed through to our customers as part of gross revenues, this will constrain improvement in our airfreight and ocean freight yields.
“We are pleased with the global balance of profitability during the quarter across our geographic regions,” MacFarlane said. “Each region produced greater than 15 percent organic growth in net revenues and delivered operating income margin improvement in the 2006 second quarter, compared with the prior-year second quarter.”
For the six-month period ended July 31, 2005, gross revenues increased 28 percent to $1.3 billion from $1.0 billion for the same period a year ago. Net revenues for the first half of fiscal 2006 rose 29 percent to $459.5 million, up from $356.5 million in the comparable prior-year period. Operating income for the current six-month period totaled $60.6 million, up 43 percent from $42.2 million in the first six months of the comparable prior-year period. Operating income as a percentage of net revenues rose to 13.2 percent in the six-month period ended July 31, 2005, compared with 11.8 percent during the comparable period a year ago. Net income for the six-month period ended July 31, 2005 increased 38 percent to $40.1 million, or $1.23 per diluted share, from $29.0 million, or $0.91 per diluted share, in the corresponding period a year ago.
Investor Conference Call
UTi management will host an investor conference call today, September 8, 2005, at 9:00 a.m. PDT (12:00 noon EDT) to review the company’s financials and operations for the fiscal 2006 second quarter ended July 31, 2005. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through 5:00 p.m. PDT, Friday, September 9, by calling 888 286 8010 (domestic) or 617-801-6888 (international) and using Reservation No. 69569497.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.
Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions

Exhibit 99.1	Earnings News Release Dated September 8, 2005
contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its ability to meet customers’ needs; its role as a primary logistics partner and outsourced solution for global integrated logistics; its NextLeap initiatives and strategic operating plan, its global platform or network, operating performance and delivery of value to customers; the company’s focus on specialized industry solutions, its growth strategy and the contributions of acquisitions. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including a challenging operating environment; increased competition; the effects of increasing fuel prices, integration risks associated with acquisitions; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies, disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Tables Follow)

Exhibit 99.1	Earnings News Release Dated September 8, 2005
UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 31,		July 31,
	2005	2004	2005	2004
	(Unaudited)
Gross revenues:
Airfreight forwarding	$300,786	$243,443	$579,066	$471,434
Ocean freight forwarding	201,988	159,702	388,623	296,775
Customs brokerage	20,136	18,273	40,444	36,854
Contract logistics	110,172	76,832	204,758	146,160
Other	53,150	42,109	103,534	78,764

Total gross revenues	$686,232	$540,359	$1,316,425	$1,029,987

Net revenues:
Airfreight forwarding	$71,946	$61,090	$142,475	$117,853
Ocean freight forwarding	29,288	24,977	54,872	46,208
Customs brokerage	19,439	17,824	39,002	35,737
Contract logistics	92,842	60,664	171,622	117,005
Other	24,750	21,948	51,492	39,689

Total net revenues	238,265	186,503	459,463	356,492

Staff costs	125,526	95,332	241,297	187,264
Depreciation and amortization	5,619	4,625	11,323	8,525
Amortization of intangible assets	982	249	2,124	430
Other operating expenses	72,490	62,767	144,144	118,058

Operating income	33,648	23,530	60,575	42,215
Interest (expense)/income, net	(695)	126	(1,418)	299
Losses on foreign exchange	(536)	(123)	(462)	(23)

Pretax income	32,417	23,533	58,695	42,491
Provision for income taxes	9,355	6,877	16,931	12,422

Income before minority interests	23,062	16,656	41,764	30,069
Minority interests	(719)	(442)	(1,652)	(1,062)

Net income	$22,343	$16,214	$40,112	$29,007

Basic earnings per share	$0.71	$0.53	$1.29	$0.95
Diluted earnings per share	$0.69	$0.51	$1.23	$0.91

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	31,254,963	30,666,608	31,132,762	30,651,537
Diluted shares	32,591,246	32,097,535	32,561,061	32,040,727

Exhibit 99.1	Earnings News Release Dated September 8, 2005
UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2005	2005
	(Unaudited)
Assets
Cash and cash equivalents	$164,770	$178,132
Trade receivables, net	477,198	435,223
Deferred income tax assets	13,180	10,027
Other current assets	46,376	44,509

Total current assets	701,524	667,891

Property, plant and equipment, net	72,646	71,190
Goodwill and other intangible assets, net	330,942	293,775
Investments	1,683	587
Deferred income tax assets	1,653	1,104
Other non-current assets	10,547	10,120

Total assets	$1,118,995	$1,044,667

Liabilities & Shareholders’ Equity

Bank lines of credit	$87,553	$92,340
Short-term borrowings	3,716	3,165
Current portion of capital lease obligations	4,346	3,465
Trade payables and other accrued liabilities	420,005	413,003
Income taxes payable	26,241	18,533
Deferred income tax liabilities	5,721	678

Total current liabilities	547,582	531,184

Long-term borrowings	18,115	5,105
Capital lease obligations	11,472	9,820
Deferred income tax liabilities	14,681	19,607
Retirement fund obligations	1,286	1,332
Other long-term liabilities	2,103	136

Minority interests	4,341	3,293

Commitments and contingencies

Shareholders’ equity:
Common stock	351,479	325,905
Retained earnings	205,261	169,821
Accumulated other comprehensive loss	(37,325)	(21,536)

Total shareholders’ equity	519,415	474,190

Total liabilities and shareholders’ equity	$1,118,995	$1,044,667

Exhibit 99.1	Earnings News Release Dated September 8, 2005
UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	July 31,
	2005	2004
	(Unaudited)
Operating Activities:
Net income	$40,112	$29,007
Adjustments to reconcile net income to net cash used in operating activities:
Stock compensation costs	2,073	92
Depreciation and amortization	11,323	8,525
Amortization of intangible assets	2,124	430
Deferred income taxes	(3,419)	(832)
Tax benefit relating to exercise of stock options	2,333	203
Gain on disposal of property, plant and equipment	(95)	(206)
Other	1,617	1,062
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(58,894)	(93,477)
Increase in trade payables and other current liabilities	38,652	79,473

Net cash provided by operating activities	35,826	24,277

Investing Activities:
Purchases of property, plant and equipment	(9,020)	(9,537)
Proceeds from disposal of property, plant and equipment	316	1,586
Increase in other non-current assets	(768)	(314)
Acquisitions of subsidiaries and contingent earn-out payments	(36,006)	(30,206)
Other	(754)	(901)

Net cash used in investing activities	(46,232)	(39,372)

Financing Activities:
(Decrease)/increase in bank lines of credit	(4,787)	7,315
Decrease in short-term borrowings	(417)	(1,057)
Long-term borrowings – advanced	13,715	1,521
Long-term borrowings – repaid	(310)	(77)
Repayments of capital lease obligations	(2,324)	(1,798)
Decrease in minority interests	(474)	(404)
Net proceeds from issuance of ordinary shares	6,151	1,906
Dividends paid	(4,672)	(3,563)

Net cash provided by financing activities	6,882	3,843

Net decrease in cash and cash equivalents	(3,524)	(11,252)
Cash and cash equivalents at beginning of period	178,132	156,687
Effect of foreign exchange rate changes	(9,838)	5,009

Cash and cash equivalents at end of period	$164,770	$150,444

Exhibit 99.1	Earnings News Release Dated September 8, 2005
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended July 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$179,212	$171,172	$207,406	$128,442	$—	$686,232

Net revenue	$52,280	$92,056	$34,076	$59,853	$—	$238,265
Staff costs	27,655	55,472	14,138	25,487	2,774	125,526
Depreciation and amortization	1,411	1,126	772	1,867	443	5,619
Amortization of intangible assets	—	735	78	169	—	982
Other operating expenses	14,308	25,712	8,152	21,685	2,633	72,490

Operating income/(loss)	$8,906	$9,011	$10,936	$10,645	$(5,850)	33,648

Interest expense, net						(695)
Losses on foreign exchange						(536)

Pretax income						32,417
Provision for income taxes						9,355

Income before minority interests						$23,062

	Three months ended July 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$150,391	$134,100	$154,558	$101,310	$—	$540,359

Net revenue	$44,816	$67,972	$25,825	$47,890	$—	$186,503
Staff costs	22,739	39,227	10,558	20,940	1,868	95,332
Depreciation and amortization	1,258	871	585	1,398	513	4,625
Amortization of intangible assets	—	135	—	114	—	249
Other operating expenses	13,299	22,356	6,407	18,510	2,195	62,767

Operating income/(loss)	$7,520	$5,383	$8,275	$6,928	$(4,576)	23,530

Interest income, net						126
Losses on foreign exchange						(123)

Pretax income						23,533
Provision for income taxes						6,877

Income before minority interests						$16,656

Exhibit 99.1	Earnings News Release Dated September 8, 2005
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Six months ended July 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$341,195	$327,950	$389,120	$258,160	$—	$1,316,425

Net revenue	$101,908	$172,480	$62,803	$122,272	$—	$459,463
Staff costs	54,816	102,003	26,599	52,854	5,025	241,297
Depreciation and amortization	2,826	2,242	1,465	3,852	938	11,323
Amortization of intangible assets	—	1,691	78	355	—	2,124
Other operating expenses	27,770	50,411	15,413	45,736	4,814	144,144

Operating income/(loss)	$16,496	$16,133	$19,248	$19,475	$(10,777)	60,575

Interest expense, net						(1,418)
Losses on foreign exchange						(462)

Pretax income						58,695
Provision for income taxes						16,931

Income before minority interests						$41,764

	Six months ended July 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$285,085	$261,771	$299,286	$183,845	$—	$1,029,987

Net revenue	$84,513	$136,675	$49,342	$85,962	$—	$356,492
Staff costs	44,583	80,619	20,704	37,798	3,560	187,264
Depreciation and amortization	2,428	1,677	1,175	2,371	874	8,525
Amortization of intangible assets	—	283	—	147	—	430
Other operating expenses	24,010	43,852	12,633	33,550	4,013	118,058

Operating income/(loss)	$13,492	$10,244	$14,830	$12,096	$(8,447)	42,215

Interest income, net						299
Losses on foreign exchange						(23)

Pretax income						42,491
Provision for income taxes						12,422

Income before minority interests						$30,069

Exhibit 99.1	Earnings News Release Dated September 8, 2005
UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Six months ended
	July 31,		July 31,
	2005	2004	2005	2004
	(Unaudited)
Forwarding, Customs Brokerage & Other:

Gross revenue from external customers	$549,616	$440,529	$1,057,210	$839,790

Net revenue	$128,049	$110,297	$252,909	$210,141
Staff costs	65,746	54,599	131,315	107,168
Depreciation and amortization	3,238	2,700	6,498	5,213
Other operating expenses	33,386	32,567	69,301	60,599

Operating income	$25,679	$20,431	$45,795	$37,161

Contract Logistics, Distribution & Other:

Gross revenue from external customers	$136,616	$99,830	$259,215	$190,197

Net revenue	$110,216	$76,206	$206,554	$146,351
Staff costs	57,006	38,865	104,957	76,536
Depreciation and amortization	1,938	1,412	3,887	2,438
Amortization of intangible assets	982	249	2,124	430
Other operating expenses	36,471	28,005	70,029	53,446

Operating income	$13,819	$7,675	$25,557	$13,501